Exhibit 10.65

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Amendment No. 2 To

Share Purchase and Option Agreement

Between:

CIC RESOURCES INC.

(as the Vendor)

And:

URANIUM ENERGY CORP.

(as the Purchaser)

Uranium Energy Corp.

500 North Shoreline, Suite. 800N, Corpus Christi, Texas, U.S.A., 78401

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Amendment No. 2 to Share Purchase and Option Agreement

THIS AMENDMENT NO. 2 TO Share Purchase and Option Agreement (the “Amendment”) is dated and made for reference as fully executed on this 29th day of June, 2017 (the “Execution Date”).

BETWEEN:

CIC RESOURCES INC., an exempted company organized and existing under the laws of the Cayman Islands

(the “Vendor”);

OF THE FIRST PART

AND:

URANIUM ENERGY CORP., a company organized and existing under the laws of the State of Nevada

(the “Purchaser”).

OF THE SECOND PART

(and each of the Vendor and the Purchaser being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

(A)                          In accordance with the terms and conditions of a certain “Share Purchase and Option Agreement”, dated March 4, 2016, as amended on March 3, 2017, between the Parties (the “Share Purchase and Option Agreement”); a copy of which Share Purchase and Option Agreement being attached hereto as Schedule “A” and forming a material part hereof; the Vendor thereby agreed, among other things, to grant to the Purchaser an option to acquire all of the issued and outstanding shares of CIC Resources (Paraguay) Inc. upon and subject to the terms and conditions set forth in the Share Purchase and Option Agreement (the “Option”);

(B)                           It has now been mutually agreed between the Parties to modify, amend and restate certain terms of the Share Purchase and Option Agreement including, among other things, with respect to the consideration payable by the Purchaser to the Vendor upon exercise of the Option; and

(C)                           The Parties are now executing this Amendment to record the same and to make certain amendments (as set forth herein) to the Share Purchase and Option Agreement.

THIS AMENDMENT WITNESSES that, in consideration of the respective covenants and agreements herein contained, the Parties mutually covenant and agree as follows:

Certain Definitions

1. Capitalized terms not otherwise herein defined shall have the meaning ascribed to them in the Share Purchase and Option Agreement.

Amendment

2. The Share Purchase and Option Agreement is hereby amended as follows:

(a)	Section 6.2(d) of the Share Purchase and Option Agreement is hereby amended and restated as follows:

“(d)	subject to adjustment pursuant to Section 14, the Purchaser shall issue to the Vendor an aggregate of 179,002 fully paid and non-assessable common shares of the Purchaser (collectively, the “Option Consideration Shares”); such number of Option Consideration Shares being a product of US$250,000.00, plus a ten percent premium, divided by the volume weighted average trading price of the common shares of the Purchaser on the NYSE MKT for the 10 trading days ending on June 26, 2017 (which was US$1.5363 per Option Consideration Share)”;

(b)	All references to “Option Cash Payment” in the Share Purchase and Option Agreement shall be replaced with “Option Consideration Shares”;

(c)	Section 6.3 of the Share Purchase and Option Agreement shall be renumbered as Section 6.6;

(d)	The following Sections 6.3, 6.4 and 6.5 shall be added after Section 6.2 of the Share Purchase and Option Agreement:

“6.3	The Vendor hereby acknowledges and agrees that the Purchaser makes no representations as to any resale or other restriction affecting the Option Consideration Shares and that it is presently contemplated that the Option Consideration Shares shall be issued by the Purchaser to the Vendor in reliance upon the registration and prospectus exemptions contained in certain sections of the Securities Act and/or certain rules and regulations promulgated thereunder and, if applicable, the B.C. Securities Act, which shall impose a trading restriction in the United States on the Option Consideration Shares for a period of at least six months from the Acquisition Closing Date.

6.4	The Vendor hereby acknowledges and understands that neither the sale of the Option Consideration Shares which the Vendor is acquiring nor any of the Option Consideration Shares themselves have been registered under the Securities Act and, if applicable, the B.C. Securities Act, or any state securities laws, and, furthermore, that the Option Consideration Shares must be held indefinitely unless subsequently registered under the Securities Act and, if applicable, the B.C. Securities Act, or an exemption from such registration is available. The Vendor also acknowledges and understands that the certificates representing the Option Consideration Shares shall be stamped with the following legends (or substantially equivalent language) restricting transfer in the following manner if such restriction is required by the Governmental Authorities:

“The securities represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. They may not be sold, offered for sale, pledged or otherwise transferred except pursuant to an effective registration statement under the U.S. Securities Act and in accordance with any applicable state securities laws, or pursuant to an exemption or exclusion from registration under the U.S. Securities Act and any applicable state securities laws. The securities represented by the certificate cannot be the subject of hedging transactions unless such transactions are conducted in compliance with the U.S. Securities Act.”; and

Unless permitted under securities legislation, the holder of this security must not trade the security before [the date which is four months plus one day from the date of issuance].”

and the Vendor hereby consents to the Purchaser making a notation on its records or giving instructions to any transfer agent of the Purchaser in order to implement the restrictions on transfer set forth and described hereinabove.

The Vendor also acknowledges and understands that:

(a)	the Option Consideration Shares are “restricted securities”, as defined in Rule 144(a)(3) promulgated under the Securities Act;

(b)	the resale safe harbor under Rule 144 shall not be available in any event for at least six months from the date of issuance of the Option Consideration Shares to the Vendor, and even then shall not be available unless the terms and conditions of Rule 144 are complied with; and

(c)	any resale of the Option Consideration Shares may be made by the Vendor only in accordance with such terms and conditions.

6.5	The Purchaser shall make available adequate current public information in accordance with Rule 144(c) under the Securities Act. The Purchaser is not and has never been a “shell company”, as described in Rule 144(i)(1) under the Securities Act, however, if for any reason the Purchaser is determined to have previously been a “shell company”, it has satisfied the requirements of Rule 144(i)(2). The Purchaser has not taken any action or failed to take any action that would make the contemplated exemptions from registration under the Securities Act unavailable for the offer and sale of the Option Consideration Shares to the Vendor, and shall not take any action or fail to take any action that would make the resale safe harbor under Rule 144 promulgated under the Securities Act unavailable for resales of the Option Consideration Shares.”;

(e)	The following Section 11 shall be added after Section 10 of the Share Purchase and Option Agreement:

“11.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE VENDOR RESPECTING THE OPTION CONSIDERATION SHARES

The Vendor hereby also represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser shall also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that:

(a)	the Vendor acknowledges that the Option Consideration Shares shall be issued under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act and, if applicable, the B.C. Securities Act, and all applicable securities laws, and that, as a result, the Vendor may be restricted from using certain of the remedies that would otherwise be available to the Vendor, the Vendor shall not receive information that would otherwise be required to be provided to the Vendor if the Option Consideration Shares were registered under the Securities Act and, if applicable, the B.C. Securities Act, and the Purchaser is relieved from certain obligations that would otherwise apply to the Purchaser, in either case, under applicable securities legislation;

(b)	the Vendor has not received, nor has the Vendor requested, nor does the Vendor require that it receive, any offering memorandum or a similar document describing the business and affairs of the Purchaser in order to assist the Vendor in entering into this Agreement and in consummating the transactions contemplated herein;

(c)	the Vendor hereby certifies that:

(i)	it is not a U.S. Person (as defined in Rule 902 of Regulation S under the Securities Act, which definition includes, but is not limited to, any corporation or partnership incorporated or organized under the laws of the United States);

(ii)	it is not acquiring any of the Option Consideration Shares for the account or benefit of any U.S. Person or a person in the United States or for offering, resale or delivery for the account or benefit of any U.S. Person or for the account of any person in any jurisdiction other than the jurisdiction as set out for its name and address as set forth in this Agreement;

(iii)	it was not offered any Option Consideration Shares in the United States and was outside the United States at the time of execution and delivery of this Agreement;

(iv)	it understands that the Option Consideration Shares have not been registered under the Securities Act and, if applicable, the B.C. Securities Act, and any applicable securities laws and may not be offered or sold in the United States or to a U.S. Person unless an exemption from such registration requirements is available;

(v)	it agrees to resell the Option Consideration Shares only in accordance with the provisions of Regulation S under the Securities Act, pursuant to a registration under the Securities Act, or pursuant to an available exemption from such registration, and that hedging transactions involving the Option Consideration Shares may not be conducted unless in compliance with the Securities Act;

(vi)	it shall not engage in any directed selling efforts (as defined by Regulation S under the Securities Act) in the United States in respect of the Option Consideration Shares, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of conditioning the market in the United States for the resale of the Option Consideration Shares; and

(vii)	it understands that any certificate representing the Option Consideration Shares shall bear a legend setting forth the foregoing restrictions set out in section 6.4 above, and the Vendor shall complete and provide the Purchaser with an executed copy of the attached form of “Regulation S Certificate”, which is attached as Schedule “C”, contemporaneously with the Vendor’s execution of this Agreement at or before the Option Closing; and

(d)	the Vendor and the Company are not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations and warranties contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.”;

(f)	Section 11(f) of the Share Purchase and Option Agreement is hereby amended and restated as follows:

“(f)	all of the Consideration Shares and the Option Consideration Shares issued to the Vendor have been issued by the Purchaser as duly authorized and issued as fully paid and non-assessable common shares in the capital of the Purchaser free and clear of all Encumbrances;”;

(g)	Section 11(h) of the Share Purchase and Option Agreement is hereby amended and restated as follows:

“(h)	the Purchaser has obtained all consents, approvals, permits, authorizations or filings as may be required under applicable securities Laws and the by-laws, rules and regulations of the NYSE MKT necessary to the performance by the Purchaser of its obligations under this Agreement and (i) on the Acquisition Closing, the Consideration Shares shall be listed and posted for trading on the NYSE MKT, subject to the satisfaction of customary NYSE MKT conditions; and (ii) on the Option Closing, the Option Consideration Shares shall be listed and posted for trading on the NYSE MKT, subject to the satisfaction of customary NYSE MKT conditions;”;

(h)	Section 11(j) of the Share Purchase and Option Agreement is hereby amended and restated as follows:

“(j)	The Purchaser shall make available adequate current public information in accordance with Rule 144(c) under the Securities Act. The Purchaser is not and has never been a “shell company”, as described in Rule 144(i)(1) under the Securities Act, however, if for any reason the Purchaser is determined to have previously been a “shell company”, it has satisfied the requirements of Rule 144(i)(2). The Purchaser has not taken any action or failed to take any action that would make the contemplated exemptions from registration under the Securities Act unavailable for the offer and sale of the Consideration Shares and the Option Consideration Shares to the Vendor, and shall not take any action or fail to take any action that would make the resale safe harbor under Rule 144 promulgated under the Securities Act unavailable for the Consideration Shares and the Option Consideration Shares; and”;

(i)	Section 11(k) of the Share Purchase and Option Agreement is hereby amended and restated as follows:

“(k)	the Purchaser has not provided the Vendor with any confidential or material non-public information concerning the Consideration Shares and the Option Consideration Shares.”;

(j)	Section 14 of the Share Purchase and Option Agreement is hereby amended and restated as follows:

“Each Party acknowledges and agrees that renewal applications have been submitted in accordance with applicable Laws in respect of Block #2 and Block #6 to renew the associated permits and to reduce the size of the property associated with each such block as follows:

(a)	in the case of Block #2, from 70,000 hectares to 25,767 hectares, resulting in reduced estimated total mining fees, insurance and minimum investment spending in respect of Block #2 of US$86,319 (the “Estimated Block #2 Fees”); and

(b)	in the case of Block #6, from 41,250 hectares to 9,895 hectares, resulting in reduced estimated total mining fees, insurance and minimum investment spending in respect of Block #6 of US$33,148 (the “Estimated Block #6 Fees”).

The Vendor agrees that, if the (i) total mining fees, insurance and minimum investment spending in respect of Block #2 exceeds the Estimated Block #2 Fees, or (ii) total mining fees, insurance and minimum investment spending in respect of Block #6 exceeds the Estimated Block #6 Fees, then any amounts exceeding the Estimated Block #2 Fees and the Estimated Block #6 Fees shall become due and payable by the Vendor to the Purchaser (such aggregate excess amount being the “Shortfall Amount”). If the Shortfall Amount becomes due and payable (a) prior to the Option Closing, then such Shortfall Amount shall be deducted from the Option Consideration Shares issuable by the Purchaser pursuant to Section 6.2(d), or (b) after the Option Closing, then such Shortfall Amount shall be paid by the issuance to the Vendor of such number of fully paid and non-assessable common shares of the Purchaser (collectively, the “Shortfall Amount Shares”) equal to the product of such Shortfall Amount divided by the volume weighted average trading price of the common shares of the Purchaser on the NYSE MKT for the 10 trading days ending on June 26, 2017 (which was US$1.5363 per Shortfall Amount Share). For the purposes of such Shortfall Amount Shares calculation, it is hereby acknowledged and agreed that such Shortfall Amount equates to US$746,453.36, such that the number of Shortfall Amount Shares would equate to 485,877 Shortfall Amount Shares at the Option Closing.

Such Shortfall Amount Shares shall be governed by the same terms and conditions as are applicable to the Option Consideration Shares. The Parties acknowledge and agree that the payment of the Shortfall Amount by the Vendor shall only apply in respect of the current renewal period and that the Vendor shall not be required to pay any subsequent mining fees, insurance or minimum investment spending amounts assessed by any Governmental Authority in respect of Block #2 or Block #6.”; and

(k)	Sections 11 to 24 of the Share Purchase and Option Agreement shall be renumbered as Sections 12 to 25;

3. Except as expressly amended hereby, the Share Purchase and Option Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect as of the date hereof.

Effect of Amendment

4. This Amendment shall form a part of the Share Purchase and Option Agreement for all purposes, and each of the Vendor and the Purchaser shall be bound hereby. From and after the Execution Date of this Amendment by the Parties, any reference to the Share Purchase and Option Agreement shall be deemed a reference to the Share Purchase and Option Agreement as amended hereby.

Entire Agreement

5. This Amendment constitutes the entire agreement between the Parties, and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise between the Parties, with respect to the subject matter of this Amendment. Nothing in this Section 5 shall limit or restrict the effectiveness and validity of any document with respect to the subject matter of this Amendment that is executed and delivered contemporaneously with or pursuant to this Amendment.

Governing Laws

6. This Amendment shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

Counterparts

7. This Amendment may be executed in any number of counterparts, in original form or by facsimile, each of which shall together, for all purposes, constitute one and the same instrument, binding on the parties hereto, and each of which shall together be deemed to be an original, notwithstanding that each party hereto is not a signatory to the same counterpart.

Headings

8.       The descriptive headings of the several Sections of this Amendment were formulated, used and inserted in this Amendment for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[The remainder of this page left intentionally blank. The signature page follows.]

IN WITNESS WHEREOF each of the Parties has set their respective hands and seals in the presence of their duly authorized signatories as of the Execution Date determined

CIC RESOURCES INC.

Per:	/s/ Adam Spencer
Authorized Signatory

URANIUM ENERGY CORP.

Per:	/s/ Amir Adnani
Authorized Signatory

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Schedule A

This is Schedule “A” to that certain Amendment No. 2 to Share Purchase and Option Agreement as entered into between the Vendor (CIC Resources Inc.) and the Purchaser (Uranium Energy Corp.).

Share Purchase and Option Agreement

Refer to the copy of the Share Purchase and Option Agreement attached hereto.

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